Exhibit 99.2

November 22, 2021

NOTICE OF REDEMPTION OF ALL OUTSTANDING WARRANTS (CUSIP 90138Q 116)

Dear Warrant Holder,

23andMe Holding Co. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on December 22, 2021 (the “Redemption Date”), all of the Company’s outstanding warrants (the “Warrants”) to purchase shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”) for a redemption price of $0.10 per Warrant (the “Redemption Price”), that were issued under the Warrant Agreement, dated as of October 1, 2020 (the “Warrant Agreement”), by and between by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). The Warrants consist of (i) warrants (the “Public Warrants”) to purchase shares of Class A Common Stock comprising part of the units sold in the Company’s initial public offering (the “IPO”) and (ii) warrants (the “Private Warrants”) to purchase shares of Class A Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of the outstanding Public Warrants at a redemption price of $0.10 per Public Warrant if the last sales price (the “Reference Value”) of the Class A Common Stock equals or exceeds $10.00 per share on each of twenty trading days within any thirty-day trading period ending on the third trading day prior to the date on which a notice of redemption is given. If the Reference Value equals or exceeds $10.00 per share but is less than $18.00 per share, then the Private Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. At the direction of the Company, the Warrant Agent has delivered a notice of redemption to each of the registered holders of the outstanding Warrants.

The Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date to purchase fully paid and non-assessable shares of Class A Common Stock underlying such Warrants. Payment upon exercise of the Warrants may be made either (i) in cash, at an exercise price of $11.50 per share of Class A Common Stock (the “Cash Exercise Price”), or (ii) on a “cashless basis,” in which the exercising holder will receive a number of shares of Class A Common Stock to be determined in accordance with the terms of the Warrant Agreement and based on the Redemption Date and the volume weighted average price (the “Redemption Fair Market Value”) of the Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to holders of Warrants. The Company will provide holders of the Warrants with the Redemption Fair Market Value no later than one business day after such ten-trading-day period ends. In no event will the number of shares of Class A Common Stock issued in connection with an exercise on a cashless basis exceed 0.361 shares of Class A Common Stock per Warrant. If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Class A Common Stock, the number of shares such holder will be entitled to receive will be rounded down to the nearest whole number of shares.

The Public Warrants and the Class A Common Stock are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “MEUSW” and “ME,” respectively. On November 19, 2021, the closing price of the Public Warrants was $2.49 and the closing price of the Class A Common Stock was $9.97. At 5:00 p.m. New York City time on the Redemption Date, the Public Warrants will cease trading on Nasdaq. The redemption will not affect trading of the Class A Common Stock.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Warrant holders to exercise their Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Warrants will have no rights with respect to those Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Warrants for exercise.

The Company is exercising this right to redeem the Warrants pursuant to Section 6.2 of the Warrant Agreement. Pursuant to Section 6.2 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Public Warrants if the Reference Value of the Class A Common Stock equals or exceeds $10.00. Pursuant to Section 6.2 of the Warrant Agreement, if the Reference Value equals or exceeds $10.00 per share but is less than $18.00 per share, then the Private Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants.

The closing price of the Class A Common Stock has equaled or exceeded $10.00 per share and less than $18.00 per share on each of 20 trading days within the 30-day trading period ending on November 17, 2021 (which is the third trading day prior to the date of this notice of redemption).

EXERCISE PROCEDURE

Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Warrants to purchase Class A Common Stock. Payment upon exercise of the Warrants may be made either (i) in cash, at the Cash Exercise Price or (ii) on a “cashless basis,” in which the exercising holder will receive a number of shares of Class A Common Stock to be determined in accordance with the terms of the Warrant Agreement and based on the Redemption Date and the Redemption Fair Market Value of the Class A Common Stock during the ten trading days immediately following the date on which the notice of redemption is sent to holders of Warrants. The Company will provide holders of the Warrants with the Redemption Fair Market Value no later than one business day after such ten-trading-day period ends. If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Class A Common Stock, the number of shares such holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Payment of the Cash Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

Those who hold their Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Warrants may exercise their Warrants by sending (1) a fully and properly completed “Election to Exercise” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Warrants being exercised and whether such Warrants are being exercised on a cash or cashless basis, and (2) if exercised for cash, payment in full of the Cash Exercise Price via wire transfer or other method of payment permitted by the Warrant Agreement to the Warrant Agent at:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Telephone: (212) 509-4000

Email: reorg@continentalstock.com

The method of delivery of the Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The fully and properly completed Election to Exercise and, if the applicable Warrants are exercised for cash, payment in full of the Cash Exercise Price must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Election to Exercise or, if the applicable Warrants are exercised for cash, the payment in full of the Cash Exercise Price before such time will result in such holder’s Warrants being redeemed and not exercised.

For holders of Warrants who hold their warrants in “street name,” broker-dealers shall have two business days from the Redemption Date, or 5:00 p.m. New York City time on December 22, 2021, to deliver the Warrants to the Warrant Agent provided that a Notice of Guaranteed Delivery and, in the case of a cash exercise, payment in full of the Cash Exercise Price, is received by the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date. Any such Warrant received without the Election to Exercise or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed or, in the case of a cash exercise, without the payment in full of the Cash Exercise Price will be deemed to have been delivered for redemption (at $0.10 per Warrant), and not for exercise.

PROSPECTUS

A prospectus covering the Class A Common Stock issuable upon the exercise of the Warrants is included in a registration statement on Form S-1 (Registration No. 333-257768) filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2021 and declared effective by the SEC on July 15, 2021. The SEC maintains an Internet website that contains a copy of this prospectus. The address of that site is www.sec.gov.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Warrants.

*********************************

Any questions you may have about redemption and exercising your Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Sincerely,
23ANDME HOLDING CO.
/s/ Anne Wojcicki
Anne Wojcicki
Chief Executive Officer

ANNEX A

Annex A

23andMe Holding Co.

ELECTION TO EXERCISE

CHECK ONE BOX BELOW AND COMPLETE THE CORRESPONDING PARAGRAPH

☐

The undersigned hereby irrevocably elects to exercise the right to receive _____________ shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of 23andMe Holding Co. (the “Company”) and herewith tenders payment for such shares of Class A Common Stock to the order of the Company in the amount of $____________ in accordance with the terms hereof. The undersigned requests that such shares of Class A Common Stock be issued in a book-entry position to__________________________, whose address is ________________________________________.

☐

The undersigned hereby irrevocably elects to exercise the right through the cashless exercise provisions of the Warrant Agreement, to exercise its Warrant (as defined below) pursuant to a Make-Whole Exercise (as defined in the Warrant Agreement) to receive the number of shares of Class A Common Stock, that this Warrant is exercisable for, as determined in accordance with subsection 3.3.1(d) or Section 6.2 of the Warrant Agreement, as applicable.

The warrants to purchase shares of Class A Common Stock (each, a “Warrant”) have been called for redemption by the Company pursuant to Section 6.2 of the Warrant Agreement, dated October 1, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”). Pursuant to the terms of the Warrant Agreement, each whole Warrant is exercisable for one fully paid and non-assessable share of Class A Common Stock, except that holders exercising pursuant to the cashless exercise provisions of the Warrant Agreement shall receive less than one share upon exercise, as determined by the Warrant Agreement. Any Warrants that remain unexercised at 5:00 p.m. New York City time on December 22, 2021 will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant.

[Signature Page Follows]

Date:                 , 2021

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).